Exhibit 10.42

KMG CHEMICALS, INC.

EXECUTIVE SEVERANCE PLAN

(EFFECTIVE AS OF OCTOBER 10, 2008)

SECTION	PAGE

SECTION XII APPLICABLE LAW	16
SECTION XIII INTERPRETATION OF THE PLAN	16

KMG CHEMICALS, INC.

EXECUTIVE SEVERANCE PLAN

KMG CHEMICALS, INC. (the “Company”) has adopted this severance plan, effective October 10, 2008 (the “Effective Date”), in accordance with the terms and conditions contained herein.

SECTION I
BACKGROUND AND PURPOSE

The Plan is an “employee welfare benefit plan” under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan supersedes any prior severance plans, programs or policies of the Company covering Eligible Employees, both formal and informal.  Any Eligible Employee who participates in this Plan shall not be entitled to any benefits under any other severance policy, plan or practice of the Company or any predecessor thereto.

Notwithstanding the foregoing, nothing in this Plan shall adversely affect the rights an individual Eligible Employee may have to severance payments under any written agreement executed by and between the Company and that Eligible Employee (a “Severance Agreement”) or as required by applicable law; provided, however, that if any Eligible Employee that is a party to a Severance Agreement suffers a Qualifying Termination and is entitled to and is receiving the severance benefits intended to be provided under his or her Severance Agreement or as required by applicable law, such Eligible Employee shall not be entitled to receive severance benefits pursuant to this Plan.

The Plan is designed to provide an Eligible Employee with severance pay and benefits in the event that his or her employment is terminated by the Company.

All rights of Eligible Employees to benefits relating to this Plan shall be governed by a Severance and Release Agreement (the “Release Form”), as determined and provided by the Company in connection with an Eligible Employee’s Qualifying Termination and the Plan.

If the terms of the Plan are inconsistent with other documents or other written or verbal communications provided by the Company or its representatives with respect to this severance program, the terms of the Plan shall govern.  The Plan may not be amended or changed except in accordance with the provisions set forth below.

SECTION II
DEFINITIONS

As used in the Plan:

2.1           “Base Salary” shall mean the Eligible Employee’s gross annual salary or wages before any deductions, exclusions or any deferrals or contributions under any Company plan or program, but excluding overtime, bonuses, incentive compensation, shift and lead premium payments, employee benefits or any other form of compensation, being received by an Eligible

Employee immediately prior to employment termination.  The Base Salary for an Eligible Employee paid on an hourly basis shall be the individual’s hourly pay rate in effect immediately prior to the sale multiplied by 40 hours per week and multiplied by 52 weeks.

2.2           “Cause” shall mean:

(a)            the willful breach or habitual neglect of assigned duties related to the Company, including the willful failure to comply with Company policies;

(b)            conviction (including any plea of nolo contendere) of the Eligible Employee of any felony or crime involving dishonesty or moral turpitude;

(c)            any act of personal dishonesty knowingly taken by the Eligible Employee in connection with his responsibilities as an employee and intended to result in personal enrichment of the Eligible Employee or any other person;

(d)            bad faith conduct that is materially detrimental to the Company;

(e)            inability of the Eligible Employee to perform the Employee’s duties due to alcohol or illegal drug use;

(f)             the Eligible Employee’s failure to comply with any legal written directive of the Board of Directors of the Company;

(g)            any act or omission of the Eligible Employee which is of substantial detriment to the Company because of the Eligible Employee’s intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the Eligible Employee in good faith to have been in or not opposed to the best interest of the Company (without intent of the Eligible Employee to gain, directly or indirectly, a profit to which the Eligible Employee was not legally entitled), and except that Cause shall not mean bad judgment or negligence other than habitual neglect of duty; or

(h)            any other act or failure to act or other conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For Eligible Employees who have been designated as having a Participation Level of I or II, any determination of Cause shall be made by the Company’s Board of Directors.  For Eligible Employees who have been designated as having a Participation Level of III, any determination of Cause shall be made by the Chief Executive Officer of the Company.

2.3           “Change of Control” shall mean an event set forth in any of the following paragraphs:

                (a)           any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding (i) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below, (ii) any Person that, as of the Effective Date of the Plan, holds more than 50% of the combined voting power of the Company’s then outstanding securities; or

(b)           the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)           there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d)           the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.4           “Company” shall mean KMG Chemicals, Inc. and its consolidated subsidiaries.

2.5           “Comparable Offer of Employment” shall mean an offer of employment made to an Eligible Employee upon a Change of Control which satisfies the following requirements:

(a)            that the proposed Base Salary and target incentive compensation for the Eligible Employee after a Change of Control is not materially reduced from the Base Salary and target incentive compensation of such Eligible Employee prior to the Change of Control; provided, however, that a change in the compensation structure or compensation mix (between Base Salary and incentive compensation) to be paid by the Company, or any successor to the Company upon a Change in Control is expressly permitted as long as the Base Salary and the target incentive compensation, taken as a whole, is not materially reduced ;

(b)            the Eligible Employee does not incur a material reduction in his or her position with the Company from the position the Eligible Employee held immediately prior to the effective date of the Change of Control;

(c)            the Eligible Employee does not incur a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position or positions with the Company which the Eligible Employee held immediately prior to the effective date of the Change of Control, without the prior written consent of the Eligible Employee; and

(d)            the Eligible Employee’s principal place of work has not changed to any location that is a material distance (more than fifty (50) miles) from his or her principal place of work immediately prior to the effective date of the Change of Control, without the prior written consent of the Eligible Employee.

2.6           “Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Company.  The Compensation Committee shall be the “named fiduciary,” as referred to in Section 402(a) of ERISA, with respect to the management, operation and administration of the Plan.

2.7           “Eligible Employee” shall mean a regular, full-time employee of the Company or any subsidiary of the Company who has been designated in writing by the Compensation Committee as a participant in this Plan.

2.8           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.  References to any Section of ERISA shall include any successor provision thereto.

2.9           “Exchange Act” shall mean the Federal Securities Exchange Act of 1934, as amended from time to time.

2.10         “Good Reason” shall mean any of the following events that occur in connection with an Eligible Employee’s resignation:

(a)            the Eligible Employee, without his or her consent, incurs a demotion in his or her position with the Company from the position the Eligible Employee previously held and such demotion constitutes (x) a material diminution in the Eligible Employee’s authority, duties, or responsibilities; (y) a material diminution in the budget over which the Eligible Employee retains authority; or (z) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Eligible Employee is required to report;

(b)            the Eligible Employee, without his or her consent, incurs a material reduction in his or her Base Salary or target incentive compensation; provided, however, that a change in the compensation structure or compensation mix (between Base Salary and incentive compensation) is expressly permitted (and shall not constitute “Good Reason”) as long as the Base Salary and target incentive compensation, taken as a whole, is not materially reduced;

(c)            the Eligible Employee incurs a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position or positions with the Company which the Eligible Employee previously held, without the prior written consent of the Eligible Employee, and such change constitutes (x) a material diminution in the Eligible Employee’s authority, duties, or responsibilities; (y)  a material diminution in the budget over which the Eligible Employee retains authority; or (z) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Eligible Employee is required to report; or

(d)            the Eligible Employee’s principal place of work changed to any location that is a material distance (more than fifty (50) miles) from his or her principal place of work, without the prior written consent of the Eligible Employee.

Notwithstanding anything to the contrary contained herein, a Qualifying Termination for “Good Reason” shall occur only if (i) the Eligible Employee provides written notice to the Company of the occurrence of the event described in this Section 2.11 that constitutes “Good Reason” within thirty (30) days of the event’s initial existence, (ii) the Company fails to remedy the event within thirty (30) days of its receipt of such notice, and (iii) the Eligible Employee terminates his or her employment no later than sixty (60) days following the end of such cure period.

2.11         “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.  References to any Section of the Internal Revenue Code shall include any successor provision thereto.

2.12         “Participation Level” shall mean the participation level of I, II or III which is assigned to an Eligible Employee by the Compensation Committee.

2.13         “Plan” shall mean the KMG Chemicals, Inc. Executive Severance Plan, as set forth in this document, and as hereafter amended.

2.14         “Poor Performance” shall mean the failure of an Eligible Employee to substantially perform such Eligible Employee’s duties and responsibilities with the Company (other than any such failure resulting from incapacity due to physical or mental illness).  For Eligible Employees who have been designated as having a Participation Level of I or II, any determination by the Company of Poor Performance shall be made by the Company’s Board of Directors.  For Eligible Employees who have been designated as having a Participation Level of III, any determination by the Company of Poor Performance shall be made by the Chief Executive Officer of the Company.  Solely for purposes of determining Severance Benefits, no termination within 30 days prior to the effective date of a Change in Control, or during the two (2) year period immediately following a Change in Control, shall be deemed to be for Poor Performance.

2.15         “Qualifying Termination” shall mean a termination from the Company which results from either (i) an affirmative discharge from employment by the Company, other than a discharge for Cause or Poor Performance, or (ii) a voluntary termination of employment for Good Reason.  An Eligible Employee shall not be deemed to have incurred a Qualifying Termination by reason of the transfer of the Eligible Employee’s employment between the Company and any subsidiary or among subsidiaries (or among any department or business unit of the Company).  For Eligible Employees who have been designated as having a Participation Level of I or II, the Compensation Committee shall determine whether an Eligible Employee’s termination from the Company constitutes a “Qualifying Termination.”  For Eligible Employees who have been designated as having a Participation Level of III, the Chief Executive Officer shall determine whether an Eligible Employee’s termination from the Company constitutes a “Qualifying Termination.”

2.16         “Release Form” shall mean a release agreement which is to be signed by the Eligible Employee releasing any and all claims against the Company and which is in such form as approved by the Company.

2.17         “Severance Benefits” shall mean the amount of compensation paid to an Eligible Employee who has a Qualifying Termination, as described in Section IV.

Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION III
ELIGIBILITY

3.1           Eligibility.  Subject to Sections 3.2 and 3.3 of this Plan, any Eligible Employee is eligible for Severance Benefits in the amount described in Section IV following his or her Qualifying Termination.

3.2           Release Form.  An Eligible Employee otherwise eligible to receive Severance Benefits under this Plan shall be paid such Severance Benefits only if the Eligible Employee executes and delivers the appropriate Release Form (substantially in the form of Exhibit A-1 or Exhibit A-2, as the case may be, attached hereto) to the Company, in accordance with the instructions and on or before the date specified on the Release Form or any document accompanying the Release Form, and in the case of an Eligible Employee age 40 or over, does not revoke the Release Form within seven (7)  days of executing the Release Form.

3.3           Termination of Eligibility for Severance Benefits.  An Eligible Employee will cease to be eligible to receive Severance Benefits under this Plan upon the earlier of the following:

(a)            the Eligible Employee’s death or permanent disability, unless it occurs after the date the Release Form is executed;

(b)            the Eligible Employee’s voluntary termination of employment for any reason other than Good Reason;

(c)            the Eligible Employee’s discharge for Cause;

(d)            the Eligible Employee’s failure to execute and deliver the Release Form by the date specified on the Release Form, or such other applicable time period if the Eligible Employee has made a claim under the claims procedures under Section VI herein; or

(e)            upon a Change of Control, the Eligible Employee has rejected a Comparable Offer of Employment from any other operation of the Company or any of its affiliate organizations.

Notwithstanding anything herein to the contrary, the Company shall have the right to cease all Severance Benefit payments and to recover payments previously made to the Eligible Employee should the Eligible Employee at any time breach the Eligible Employee’s undertakings under the terms of the Plan, the Release Form executed by the Eligible Employee to obtain the Severance Benefits under the Plan or the provisions of the Non-Disclosure, Non-Competition, and Work Product Disclosure Agreement (or other comparable agreement) executed by the Eligible Employee.

SECTION IV
SEVERANCE BENEFITS

4.1           General.  If an Eligible Employee has a Qualifying Termination, the Eligible Employee shall be entitled to the following Severance Benefits if such Eligible Employee complies with the requirements of Section III.  Notwithstanding the foregoing, if, pursuant to any applicable law or regulation, the Eligible Employee is entitled to severance benefits that exceed those described herein, such statutory severance benefits shall be paid in lieu of the severance benefits payable under the Plan.

4.2           Severance Benefits.  The amount of Severance Benefits that an Eligible Employee is permitted to receive under the terms of this Plan shall be determined based on (i) the Participation Level that the Eligible Employee has been assigned to by the Compensation Committee, (ii) whether the Eligible Employee’s Qualifying Termination occurred within 30 days prior to the effective date of a Change in Control, and (iii) whether the Eligible Employee’s employment was terminated for Poor Performance.

(a)            For a Qualifying Termination that occurs more than 30 days prior to the effective date of a Change in Control, an Eligible Employee shall receive:

(i)            payment of all accrued but unpaid salary,

(ii)           a prorated portion of the Eligible Employee’s target annual short-term incentive award or bonus for the fiscal year in which the Qualifying Termination occurred, with such proration to be based on the number of days in such year that the Eligible Employee was employed, divided by 365; and

(iii)          a lump sum payment equal to the Level Multiple designated below times the Eligible Employee’s Base Salary.  For purposes of this Subsection, the following Level Multiples shall apply:

Participation Level

Level Multiple

I	2.0

II	1.5

III	1.0

(b)            For a Qualifying Termination that occurs either within 30 days prior to the effective date of a Change in Control, or during the two (2) year period immediately following a Change in Control, an Eligible Employee shall receive:

(i)            payment of all accrued but unpaid salary,

(ii)           a prorated portion of the Eligible Employee’s target annual short-term incentive award or bonus for the fiscal year in which the Qualifying Termination occurred, with such proration to be based on the number of days in such year that the Eligible Employee was employed, divided by 365; and

(iii)          a lump sum payment equal to the Level Multiple designated below times the sum of (A) the Eligible Employee’s Base Salary, plus (B) the Eligible Employee’s target annual short-term incentive award or bonus for the fiscal year in which the Qualifying Termination occurs (which shall in no event be lower than the target annual short-term incentive award or bonus for the fiscal year in which the Change of Control occurred).  For purposes of this Subsection, the following Level Multiples shall apply:

Participation Level

Level Multiple

I	2.5

II	2.0

III	1.5

(c)            If an Eligible Employee’s employment with the Company is terminated for Poor Performance more than 30 days prior to the effective date of a Change in Control, an Eligible Employee shall receive:

(i)            payment of all accrued but unpaid salary, and

(ii)           a lump sum payment equal to the Level Multiple designated below times the Eligible Employee’s Base Salary.  For purposes of this Subsection, the following Level Multiples shall apply:

Participation Level

Level Multiple

I	1.0

II	0.75

III	0.5

(d)            Severance Benefits under this Section 4.2 shall be paid in the form of a single lump sum payment in cash ten (10) days following receipt by the Company of an executed Release Form or, where applicable, following the expiration of the revocation period provided for on such Release Form.  If an Eligible Employee fails to return an executed Release Form to the Company within thirty (30) days following his or her Qualifying Termination, or such other applicable time period if the Eligible Employee has made a claim under the claims procedures under Section VI herein, such Eligible Employee’s rights to Severance Benefits shall be immediately forfeited and he or she shall not be entitled to any payments pursuant to this Plan.

(e)            If an Eligible Employee dies following execution of the Release Form, but before receiving all or part of the Severance Pay to which he is entitled, the Company shall pay such Eligible Employee’s Severance Pay to the Eligible Employee’s estate.

4.3           Equity Compensation Benefit.

(a)            An Eligible Employee who incurs a Qualifying Termination more than 30 days prior to the effective date of a Change of Control shall be permitted to exercise any and all of his or her vested stock options under any of the Company’s equity compensation plans for a period equal to the lesser of (i) twenty-four (24) months after the date of the Qualifying Termination, or (ii) the remaining exercise period provided under the option agreement and/or equity compensation plan.

(b)            Upon a Change of Control, an Eligible Employee who incurs a Qualifying Termination on the effective date of a Change of Control (or within 30 days prior thereto)

shall have all of his or her stock options, shares of restricted stock and other equity compensation awards become fully vested and immediately exercisable.

(c)            Upon a Change of Control, an Eligible Employee whose employment is not subject to a Qualifying Termination upon such Change of Control shall have all of his or her stock options, shares of restricted stock and other equity compensation awards become fully vested and immediately exercisable.

The provisions of this Section 4.3 shall not reduce or otherwise adversely affect any benefits that an Eligible Employee may have under the terms of any of the Company’s equity compensation plans, or any individual award agreement issued to an Eligible Employee pursuant to any of such plans.

4.4           Section 409A.  Notwithstanding any provision of this Plan, to the extent that any amount payable hereunder is classified as “nonqualified deferred compensation” under Code Section 409A and Treasury Regulation Section 1.409A-1(b)(1) and such amount is payable to a “specified employee” as described in Code Section 409A(a)(2)(B), then the payment of such amount shall be delayed for six (6) months and one day.

4.5           Section 280G.  In the event that the payments and other benefits provided for in this Plan or otherwise payable to an Eligible Employee (i) constitute “parachute payments” within the meaning of Code Section 280G(b)(2), and (ii) but for this Section 4.5, would be subject to the excise tax imposed by Code Section 4999 (or any corresponding provisions of state income tax law), then the Eligible Employee’s Severance Benefits hereunder shall be either:

(a)           delivered in full, or

(b)           delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Code Section 4999,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Code Section 4999, results in the receipt by the Eligible Employee on an after-tax basis, of the greater amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Code Section 4999.  Any determination required under this Section 4.5 shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes.  For purposes of making the calculations required by this Section 4.5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999.  The Company and the Eligible Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.5.  In the event that Subsection (a) above applies, then the Eligible Employee shall be responsible for any excise taxes imposed with respect to such benefits.  In the event that Subsection (b) above applies, then the amount payable under Section 4.2 shall be reduced to the extent necessary to avoid imposition of such excise taxes.

SECTION V
FUNDING

Funding for this Plan shall come solely from the general assets of the Company.  All payments of Severance Pay shall be paid from the general assets of the Company.  Neither the Company nor the Compensation Committee shall have any obligation to establish a trust or fund for the payment of benefits under the Plan or to insure any of the benefits under the Plan.  None of the officers, members of the Board of Directors, or agents of the Company or the Compensation Committee guarantees in any manner the payment of benefits hereunder.

SECTION VI
CLAIMS PROCEDURE

6.1           Filing and Initial Determination of Claim.  An Eligible Employee or his/her duly authorized representative may file a claim for a benefit to which the claimant believes that he or she is entitled.  Such a claim must be in writing and delivered to the Compensation Committee by postage prepaid certified mail.  Within fifteen (15) days after receipt of a claim, the Compensation Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension exceed fifteen (15) days from the end of the initial period.  If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial fifteen (15)-day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.  The Compensation Committee shall have full discretion to deny or grant a claim in whole or in part.  If notice of the denial of a claim is not furnished in accordance with this Section 6.1, the claim shall be deemed denied and the claimant shall be permitted to exercise his/or right to review pursuant to Section 6.3.

6.2           Duty of Compensation Committee Upon Denial of Claim.  If a claim for benefits is denied, the Compensation Committee shall provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant:  (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and (iv) a description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on review.

6.3           Request for Review of Claim Denial.  If an Eligible Employee receives written notification of the denial in whole or in part of his/her claim pursuant to Section 6.1, within sixty (60) days of the Eligible Employee’s receipt of claim denial or the date the employee becomes aware that he is not eligible for benefits under this Plan, if the claimant disagrees with such action, the claimant or his/her authorized representative shall file a written request with the Compensation Committee that it conduct a full and fair review of the denial of the claim for benefits.  In connection with any request for a review of the denial of a claim for benefits, the claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.  The Compensation Committee shall provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.  A document, record, or other information shall be considered “relevant” to a claim for benefits if that document, record or other information:  (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative process and safeguards required by ERISA in making the benefit determination.  The review of a denial shall take into account all comments, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

6.4           Decision on Review of Denial.  Upon receipt of the request for review, the Compensation Committee shall review the claim and shall deliver to the claimant a written decision on the claim for benefits within sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) that require an extension of time for processing, the aforesaid sixty (60) day period shall be extended to one hundred twenty (120) days and the claimant will be given written notice of the extension prior to the expiration of the initial 60-day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial 60-day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

The Compensation Committee’s decision shall be written in a manner calculated to be understood by the claimant.  Any notice of a denial on review shall include (i) the specific reason or reasons for the denial on review; (ii) reference to the specific plan provisions on which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information relevant to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.  If notice of the decision on the review is not furnished in accordance with this Section 6.4, the claim shall be deemed denied and the Compensation Committee will have no further duty to review such claim.

SECTION VII
ADMINISTRATION OF THE PLAN

7.1           Responsibilities.  The Compensation Committee shall be the “administrator” (as defined in Section 3(16)(A) of ERISA) of the Plan, and shall be responsible for all obligations under the Internal Revenue Code and ERISA and all other obligations required or permitted to be performed by the Compensation Committee and not otherwise delegated pursuant to the Plan.  The Compensation Committee shall be the designated agent for service of legal process.

7.2           Allocation and Delegation of Compensation Committee Responsibilities.  The Compensation Committee may appoint such assistants or representatives as it deems necessary for the effective exercise of its duties in administering the Plan and may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as it deems expedient or appropriate.  The Compensation Committee also may designate any person, firm or corporation to carry out any of the other responsibilities of the Compensation Committee under the Plan.  Any such allocation or designation shall be made pursuant to a written instrument executed by the Compensation Committee.

7.3           Actions of Fiduciaries.  The Compensation Committee may authorize or approve any action by written instrument signed by a person duly authorized to act on behalf of the Compensation Committee.  Any written memorandum signed by any such duly authorized person or by any other person duly authorized by the Compensation Committee to act in respect of the subject matter of the memorandum, shall have the same force and effect as a formal resolution adopted by the Compensation Committee.  All acts and determinations with respect to the administration of the Plan made by the Compensation Committee and any assistants or representatives appointed by it shall be duly recorded by the Compensation Committee or by the assistant or representative appointed by it to keep such records.  All records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Compensation Committee or the assistants or representatives appointed by it.

7.4           General Administrative Powers.  Except as otherwise provided herein, the Compensation Committee is authorized to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan.  In order to effectuate the purposes of the Plan, the Compensation Committee shall have the discretionary authority and power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan.  All such actions or determinations made in good faith by the Compensation Committee, and the application of rules and regulations to a particular case or issue by the Compensation Committee shall, subject to the claims procedures set forth in Section VI hereof, be final, binding and conclusive on all persons ever interested hereunder.  In construing the Plan and in exercising its power under provisions requiring the Compensation Committee’s approval, the Compensation Committee shall attempt to ascertain the purpose of the provisions in question and when such purpose is known or reasonably ascertainable, such purpose shall be given effect to the extent feasible.  In the discharge of this discretionary authority the Compensation Committee shall have all necessary powers and duties, including but not limited to the following:

(a)            to require any person to furnish such information as is reasonably necessary or appropriate for administration of the Plan as a condition to receiving benefits under the Plan;

(b)            to make such rules and regulations and prescribe the use of such forms as he shall deem necessary for the efficient administration of the Plan;

(c)            to establish or cause to be established such procedures, protocols and guidelines as he shall deem necessary to interpret the terms and conditions of the Plan;

(d)            to decide on questions concerning eligibility and employment termination in accordance with the terms of the Plan;

(e)           to determine the amount of benefits payable to an Eligible Employee, in accordance with the Plan, and to provide a full and fair review to any Eligible Employee whose claim for benefits has been denied in whole or in part; and

(f)            to designate other persons to carry out any duty or power which would otherwise be a fiduciary responsibility of the Compensation Committee, under the terms of the Plan.

7.5           Appointment of Professional Assistance.  The Compensation Committee may engage accountants, attorneys and such other personnel as it deems necessary or advisable.  The functions of any such persons engaged by the Compensation Committee shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan.  Unless otherwise specifically so delegated, such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan.

7.6           Discretionary Acts.  Any discretionary actions of the Compensation Committee with respect to the administration of the Plan shall be made in a manner which does not discriminate in favor of stockholders, officers and highly compensated employees.

7.7           Responsibility of Fiduciaries.  The Compensation Committee and its assistants and representatives shall be free from all liability for their acts and conduct in the administration of the Plan except for acts of gross negligence, fraud or willful misconduct; provided, however, that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have pursuant to ERISA.

7.8           Indemnity by Company.  In the event and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Company shall indemnify and hold harmless the Compensation Committee and its assistants and representatives from any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by the Company’s employees or their legal representatives, or by any other person, corporation, entity, government or agency thereof, including any amounts paid in settlement, with the approval of the Compensation Committee, and any and all other losses, damages, interest, expenses, including counsel fees approved by the Compensation Committee, and penalties, including any penalties imposed by the Secretary of Labor pursuant to Section 502(l) of ERISA relating to any breaches of fiduciary responsibility under Part 4 of Title I of ERISA, arising from any action or failure to act, except where the same is judicially determined to be due to gross negligence, fraud, or willful misconduct of such individual in connection with the Plan.

The indemnification contained in this Section shall apply regardless of whether the event causing the liability arises in whole or in part from the negligence (other than judicially determined gross negligence) or other fault on the part of the individual, specifically including breaches of fiduciary responsibility under ERISA.

SECTION VIII

AMENDMENT AND TERMINATION OF THE PLAN

The Plan, and any part thereof, is subject to amendment, waiver, individual adjustment or termination by the Compensation Committee at any time and from time to time, for any reason; provided, however, that, without an Eligible Employee’s written consent, no such amendment, waiver, adjustment or termination shall decrease or otherwise adversely affect (i) the rights or entitlements under the Plan possessed by an Eligible Employee, whether prior to or after the Qualifying Termination of such Eligible Employee, or (ii) the benefits under the Plan to which an Eligible Employee is then entitled or with respect to which such Eligible Employee may become entitled upon a Qualifying Termination.  If not sooner terminated, this Plan shall terminate when all liabilities provided for hereunder have been fully discharged.

Any amendment to this Plan shall be effectuated by a written instrument signed by the Compensation Committee and shall be incorporated into the Plan document.  Any amendment or restatement may be made retroactive if, in the judgment of the Compensation Committee, such retroactivity is necessary or advisable for any reason.  Notwithstanding the above, this Plan may not be terminated or amended within two (2) years following a Change in Control.

SECTION IX

VESTING

No Eligible Employee shall have a vested right to any benefit under this Plan prior to the time a determination is made by the Compensation Committee that the particular Eligible Employee is entitled to receive benefits under the Plan.

SECTION X

STATUS OF EMPLOYMENT RELATIONS

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Company and its employees or to be consideration for, or an inducement or condition of, the employment of any person.  Nothing herein contained shall be deemed: (i) to give to any employee the right to be retained in the employ of the Company; (ii) to affect the right of the Company to discipline or discharge any employee at any time; (iii) to give the Company the right to require any employee to remain in its employ; or (iv) to affect any employee’s right to terminate his employment at any time.

SECTION XI

RESTRICTIONS ON ASSIGNMENT

The benefits provided hereunder are not subject in any manner to the debts or other obligations of the persons to whom they are payable.  The interest of an Eligible Employee may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void.

SECTION XII

APPLICABLE LAW

To the extent not preempted by ERISA, the Plan shall be construed, regulated, interpreted and administered under and in accordance with the laws of the State of Texas.

SECTION XIII

INTERPRETATION OF THE PLAN

It is the intention of the Company that the Plan shall comply with the Internal Revenue Code, and the regulations thereunder, the requirements of ERISA and the corresponding provisions of any subsequent laws; the provisions of the Plan shall be construed to effectuate such intention.

IN WITNESS WHEREOF, KMG Chemicals, Inc. has caused the Plan to be signed by its duly authorized officer on this 10th day of October, 2008.

KMG CHEMICALS, INC.

By:	/s/ J. Neal Butler
Name:	J. Neal Butler
Title:	President and CEO

EXHIBIT A - 1

Release Forms

SEVERANCE AND RELEASE AGREEMENT FOR EMPLOYEES 40 AND OVER

This Severance and Release Agreement (“Agreement”) is by and between                            (“Employee”) and KMG Chemicals, Inc. (“Employer”).

1.             Termination of Employment; Unpaid Wage and Benefits.  Employee acknowledges that his/her employment is terminated effective                       , 200    .  Employee acknowledges that all wages, unused but accrued vacation pay or other paid time off owing to Employee under Employer’s policies, and unpaid expense reimbursements due to Employee (if any) have been paid to Employee or will be paid to Employee within six days of the date of termination.  Any expense reimbursements which have not been submitted yet, should be submitted within 5 days of termination and will be paid within 10 business days after submission.

2.             Severance.  In exchange for Employee’s promises in this Agreement and pursuant to Employer’s Executive Severance Plan, Employer will provide the severance payment to Employee in the sum of $                       (the “Severance”), less applicable withholdings, the receipt and sufficiency of which is hereby acknowledged, to be paid within 5 business days after the expiration of the revocation period discussed in paragraph 4 below.  Employee understands and acknowledges that the Severance from Employer stated above is only made available to him/her in exchange for his/her promises made in this Agreement and is not otherwise due to Employee under the Executive Severance Plan or otherwise.  Employee understands that he/she is responsible for the payment of all taxes due because of the Severance.

3.             Release of all Claims.  In consideration for the Severance from Employer stated above, Employee voluntarily and knowingly waives, releases, and discharges the Employer, its parent, predecessor, successor, subsidiary, and affiliate companies, and all of their employees, officers, directors, owners, agents and assigns from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which Employee may have or claim to have against any of them as a result of Employee’s employment and/or termination from employment and/or as a result of any other matter arising through the date of Employee’s signature on this Agreement.  Employee agrees not to file a lawsuit to assert any such released claims and Employee agrees not to accept any monetary damages or other personal relief (including legal or equitable relief) in connection with any administrative claim or lawsuit filed by any person or entity.

This waiver, release and discharge includes, but is not limited to: (1) claims arising under federal, state, or local laws regarding employment or prohibiting employment discrimination such as, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the National Labor Relations Act, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act (FMLA), Chapters 21, 61 and 451 of the Texas Labor Code, the Sarbanes Oxley Act of 2002, the Comprehensive Omnibus Budget Reconciliation act of 1985 (COBRA), and the Worker Adjustment and Retraining Notification (WARN) Act, (2) claims for breach of oral or written express or implied contract or promissory estoppel or quantum meruit, (3) claims for personal injury, harm, or other damages (whether intentional or unintentional and whether occurring on the job or not, including, without limitation, negligence, defamation, misrepresentation, fraud, intentional infliction of emotional distress, assault, battery, invasion of privacy, and other such claims), (4) claims growing out of any legal restrictions on the Employer’s right to terminate its employees including any claims based on any violation of public policy or retaliation for filing a workers’ compensation claim, (5) claims for workers compensation, wages or any other compensation other than any pending workers’ compensation benefits claim, or (6) claims for benefits including, without limitation, those arising under the Employee Retirement Income Security Act.

Nothing in this Section 3 shall be construed to restrict or prevent Employee from filing a charge or claim with the Equal Employment Opportunity Commission (“EEOC”)or any other state or federal administrative agency or from participating in an investigation conducted by such administrative agency.  However, Employee understands and recognizes that even if a charge is filed by Employee or on Employee’s behalf with an administrative agency, Employee will not be entitled to any damages relating to any event which occurred prior to Employee’s execution of this Agreement.

4.             Release of Age Discrimination Claims.  In addition, Employee acknowledges that this Agreement is written in a manner calculated to be understood by Employee and that Employee in fact understands the terms, conditions and effect of this Agreement.  This Agreement refers to rights or claims arising under the Age Discrimination in Employment Act and Older Workers’ Benefit Protection Act.  This Agreement does not impose any condition precedent, any penalty, or any other limitation adversely affecting the Employee’s right to file a charge or complaint, including a challenge to the validity of this Agreement, with the EEOC, or to participate in any investigation or proceeding conducted by the EEOC.

Employee further agrees and acknowledges the following:

•      Employee does not waive rights or claims that may arise after the date this Agreement is executed;

•      Employee waives rights or claims only in exchange for consideration in addition to anything of value to which Employee is already entitled;

•      Employee is hereby advised in writing to consult with an attorney prior to executing the Agreement;

•      Employee acknowledges that he/she had reasonable and sufficient time to consult with an attorney prior to executing this Agreement, and has either done so or has freely chosen not to do so;

•      Employee acknowledges that Employer provided him/her with Annex I as an attachment to this Agreement;

•      Annex I informs the Employee in writing in a manner calculated to be understood by the Employee, as to all employees considered for termination and offer of severance, all eligibility factors by which employees were selected for termination and offer of severance, any time limits applicable to the termination and offer of severance, the job titles and ages of all employees selected for termination and offer of severance, and the ages of all employees considered, but not selected for termination and offer of severance;

•      Employee has forty-five (45) days in which to consider this Agreement and Annex I to this Agreement before accepting, but need not take that long if the Employee does not wish to (and Employee acknowledges that any decision to sign this Agreement prior to the expiration of the 45 day period was knowing and voluntary and not because of Employer’s fraud, misrepresentation or a threat to withdraw or alter the offer);

•      this Agreement allows a period of seven (7) days following execution of the Agreement in which Employee may revoke this Agreement;

•      this Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired; and,

•      Employee fully understands all of the terms of this waiver agreement and knowingly and voluntarily enters into this Agreement.

Employee has been given this Agreement to consider on                   , 200     and any notice of acceptance or revocation should be made by Employee by hand delivery, mail, fax or email to                                              [insert name, address, fax and email].  Nothing in Section 3 shall be construed to restrict or prevent Employee from filing a charge or complaint, including a challenge to the validity of this Agreement, with the EEOC or from participating in an investigation or proceeding conducted by the EEOC.  However, Employee understands and recognizes that even if a charge is filed by Employee or on Employee’s behalf with an administrative agency, Employee will not be entitled to any damages relating to any event which occurred prior to Employee’s execution of this Agreement.

5.             No Admission.  Employee understands this Agreement is not and shall not be deemed or construed to be an admission by Employer of any wrongdoing of any kind or of any breach of any contract, law, obligation, policy, or procedure of any kind or nature.

6.             Entire Agreement.  Employee has carefully read and fully understands all of the terms of this Agreement.  Employee agrees that this Agreement sets forth the entire agreement between the Employer and Employee regarding all issues except that it does not replace existing agreements (if any) regarding confidentiality, non-disclosure or non-solicitation obligations.

7.             Representations; Modifications; Severability.  Employee acknowledges that Employee has not relied upon any representations or statements, written or oral, not set forth in this Agreement.  This Agreement cannot be modified except in writing and signed by both parties.  If any part of this Agreement is found to be unenforceable by a court of competent jurisdiction, then such unenforceable portion will be severed from and shall have no effect upon the remaining portions of the Agreement.

8.             Applicable Law.  This Agreement shall be governed by and interpreted under the laws of the State of Texas without regard to conflict of laws.  The parties agree that any dispute concerning this Agreement shall be brought only in a court of competent jurisdiction in Harris County, Houston, Texas unless applicable law requires the filing in another forum.

[Rest of Page Intentionally Left Blank]

9.             Employee and Employer.  The benefits and obligations of this Agreement apply not only to the Employer and Employee, but also, respectively, to the Employer’s parent, predecessor, successor, subsidiary, and affiliate companies, and all of their employees, officers, directors, owners, agents and assigns, and the Employee’s children, spouse, family, heirs, executors, legal representatives, and/or successors or assigns and any claims they may have regarding Employee’s employment with Employer.  Employee represents and warrants that Employee has full power, authority, and capacity to make the commitments contained in this Agreement and that Employee has not assigned or transferred all or any portion of any claim released by this Agreement.

AGREED AND ACCEPTED on this           day of                     , 200    .

I have read, and understand, and voluntarily agree to enter into, the Agreement set forth above.

Employee Signature & Printed Name

AGREED AND ACCEPTED on this         day of                 , 200    .

KMG Chemicals, Inc.

By:
Printed Name:
Printed Title:

Annex I

[Please consult your attorney about the information to be disclosed in Annex I]

This Annex I includes information relevant to the employment termination program of which your termination is a part.  Annex I includes information regarding:

(a) Any class, unit, or group of individuals covered by such program, any eligibility factors for such program, and any time limits applicable to such program; and

(b) the job titles and ages of all individuals eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not eligible or selected for the program.

EXHIBIT A - 2

SEVERANCE AND RELEASE AGREEMENT FOR EMPLOYEES UNDER 40

This Severance and Release Agreement (“Agreement”) is by and between                            (“Employee”) and KMG Chemicals, Inc. (“Employer”).

1.             Termination of Employment; Unpaid Wage and Benefits.  Employee acknowledges that his/her employment is terminated effective                       , 200    .  Employee acknowledges that all wages, unused but accrued vacation pay or other paid time off owing to Employee under Employer’s policies, and unpaid expense reimbursements due to Employee (if any) have been paid to Employee or will be paid to Employee within six days of the date of termination.  Any expense reimbursements which have not been submitted yet, should be submitted within 5 days of termination and will be paid within 10 business days after submission.

2.             Severance.  In exchange for Employee’s promises in this Agreement and pursuant to Employer’s Executive Severance Plan, Employer will provide the severance payment to Employee in the sum of $                       (the “Severance”), less applicable withholdings, the receipt and sufficiency of which is hereby acknowledged, to be paid within 5 business days after Employee signs this Agreement.  Employee understands and acknowledges that the Severance from Employer stated above is only made available to him/her in exchange for his/her promises made in this Agreement and is not otherwise due to Employee under the Executive Severance Plan or otherwise.  Employee understands that he/she is responsible for the payment of all taxes due because of the Severance.

3.             Release of all Claims.  In consideration for the Severance from Employer stated above, Employee voluntarily and knowingly waives, releases, and discharges the Employer, its parent, predecessor, successor, subsidiary, and affiliate companies, and all of their employees, officers, directors, owners, agents and assigns from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which Employee may have or claim to have against any of them as a result of Employee’s employment and/or termination from employment and/or as a result of any other matter arising through the date of Employee’s signature on this Agreement.  Employee agrees not to file a lawsuit to assert any such released claims and Employee agrees not to accept any monetary damages or other personal relief (including legal or equitable relief) in connection with any administrative claim or lawsuit filed by any person or entity.

This waiver, release and discharge includes, but is not limited to: (1) claims arising under federal, state, or local laws regarding employment or prohibiting employment discrimination such as, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the National Labor Relations Act, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act (FMLA), Chapters 21, 61 and 451 of the Texas Labor Code and, the Sarbanes Oxley Act of 2002, Comprehensive Omnibus Budget Reconciliation act of 1985 (COBRA), the Worker Adjustment and Retraining Notification (WARN) Act, (2) claims for breach of oral or written express or implied contract or promissory estoppel or quantum meruit, (3) claims for personal injury, harm, or other damages (whether intentional or unintentional and whether occurring on the job or not, including, without limitation, negligence, defamation, misrepresentation, fraud, intentional infliction of emotional distress, assault, battery, invasion of privacy, and other such claims), (4) claims growing out of any legal restrictions on the Employer’s right to terminate its employees including any claims based on any violation of public policy or retaliation for filing a workers’ compensation claim, (5) claims for workers compensation, wages or any other compensation other than any pending workers’ compensation benefits claim, or (6) claims for benefits including, without limitation, those arising under the Employee Retirement Income Security Act.

Nothing in this Section 3 shall be construed to restrict or prevent Employee from filing a charge or claim with the Equal Employment Opportunity Commission or any other state or federal administrative agency or from participating in an investigation conducted by such administrative agency.  However, Employee understands and recognizes that even if a charge is filed by Employee or on Employee’s behalf with an administrative agency, Employee will not be entitled to any damages relating to any event which occurred prior to Employee’s execution of this Agreement.

4.             No Admission.  Employee understands this Agreement is not and shall not be deemed or construed to be an admission by Employer of any wrongdoing of any kind or of any breach of any contract, law, obligation, policy, or procedure of any kind or nature.

5.             Entire Agreement.  Employee has carefully read and fully understands all of the terms of this Agreement.  Employee agrees that this Agreement sets forth the entire agreement between the Employer and Employee regarding all issues except that it does not replace existing agreements (if any) regarding confidentiality, non-disclosure or non-solicitation obligations.

6.             Representations; Modifications; Severability.  Employee acknowledges that Employee has not relied upon any representations or statements, written or oral, not set forth in this Agreement.  This Agreement cannot be modified except in writing and signed by both parties.  If any part of this Agreement is found to be unenforceable by a court of competent jurisdiction, then such unenforceable portion will be severed from and shall have no effect upon the remaining portions of the Agreement.

7.             Applicable Law.  This Agreement shall be governed by and interpreted under the laws of the State of Texas without regard to Conflict of Laws.  The parties agree that any dispute concerning this Agreement shall be brought only in a court of competent jurisdiction in Harris County, Houston, Texas unless applicable law requires the filing in another forum.

8.             Employee and Employer.  The benefits and obligations of this Agreement apply not only to the Employer and Employee, but also, respectively, to the Employer’s parent, predecessor, successor, subsidiary, and affiliate companies, and all of their employees, officers, directors, owners, agents and assigns, and the Employee’s children, spouse, family, heirs, executors, legal representatives, and/or successors or assigns and any claims they may have regarding Employee’s employment with Employer.  Employee represents and warrants that Employee has full power, authority, and capacity to make the commitments contained in this Agreement and that Employee has not assigned or transferred all or any portion of any claim released by this Agreement.

AGREED AND ACCEPTED on this           day of                     , 200    .

I have read, and understand, and voluntarily agree to enter into, the Agreement set forth above.

Employee Signature & Printed Name

AGREED AND ACCEPTED on this         day of                 , 200    .

KMG Chemicals, Inc.

By:
Printed Name:
Printed Title: